SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) December 7, 1998



                              PUBLIC STORAGE, INC.
                              --------------------
             (Exact name of registrant as specified in its charter)


     California                        1-8389                     95-3551121
----------------------------   ------------------------   ---------------------
(State or Other Jurisdiction   (Commission File Number)        I.R.S. Employer
    of Incorporation)                                     Identification Number)





               701 Western Avenue, Glendale, California 91201-2397
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (818) 244-8080
                                                           ---------------


                                       N/A
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

  Pro forma consolidated financial statements

    Pro Forma Balance Sheet at September 30, 1998............................................................3

    Notes to pro forma balance sheet (unaudited) at September 30, 1998...................................4 - 7

    Pro forma statement of income (unaudited) for the year ended December 31, 1997...........................8

    Pro forma statement of income (unaudited) for the nine months ended September 30, 1998...................9

    Notes to pro forma statements of income............................................................10 - 20


                               PUBLIC STORAGE INC.
                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


     The following unaudited pro forma consolidated financial statements were prepared to reflect the proposed transaction between Public Storage, Inc. ("Public Storage") and Storage Trust Realty ("Storage Trust"). On November 12, 1998, Public Storage and Storage Trust entered into an Agreement and Plan of Merger (the "Merger Agreement"). Under the Merger Agreement, Storage Trust would become a subsidiary of Public Storage and Public Storage would issue to Storage Trust shareholders 0.86 of a share of Public Storage common stock in exchange for each Storage Trust common share that they own (the transaction herein referred to as the "Merger").

     The Merger will be accounted for using the purchase method. All of the assets and liabilities of Storage Trust will be recorded at fair value. Prior to the Merger, in several open-market and private transactions which occurred between April and August 1998, Public Storage acquired 964,000 common shares of Storage Trust at a cost of approximately $22.8 million.

     In addition to adjustments to reflect the proposed Merger, pro forma adjustments were made to Storage Trust's historical financial statements to reflect the acquisition of properties and other transactions (as discussed in Notes 1 and 2 to the pro forma consolidated statements of income), which are significant to Storage Trust's historical financial statements:

1. During 1997, Storage Trust acquired 38 self-storage properties for an aggregate cost of approximately $105.6 million, consisting of $81.9 million in cash and 16 self-storage properties valued at $23.7 million that were exchanged.

2. In the fourth quarter of 1996, Storage Trust received commitments from various institutional investors for the private placement of $100 million of unsecured, long-term, fixed-rate senior notes. $75 million of this amount was funded in January 1997, and the remaining $25 million was funded in April 1997.

3. In October and November 1997, Storage Trust completed a direct sale of common stock. In this offering, 2,530,000 shares of common stock were sold, raising net proceeds of approximately $59.7 million.

4. In April 1998, Storage Trust completed a direct sale of common stock. In this offering, 613,811 shares of common stock were sold, raising net proceeds of approximately $14.2 million.

5. During the period from January 1, 1998 through September 30, 1998, Storage Trust acquired 34 self-storage facilities at a cost of $106.1 million, composed of cash (or assumption of debt which was immediately paid off) of $96.1 million, the conversion of a note receivable relative to the seller of one of the facilities acquired in the amount of $1.6 million, and the issuance of 329,583 operating partnership units ("OP Units") valued at $8.4 million.

     The unaudited pro forma balance sheet at September 30, 1998 has been prepared to reflect the Merger, as if the Merger occurred on September 30, 1998. The allocation of purchase price reflected in the pro forma balance sheet is preliminary. The unaudited pro forma consolidated statements of income for the year ended December 31, 1997 and the nine months ended September 30, 1998 have been prepared assuming (i) the Merger, (ii) the aforementioned Storage Trust acquisitions and dispositions in exchange of properties and (iii) the aforementioned issuances by Storage Trust of its common stock and $100 million in unsecured debt were completed as of January 1, 1997.

     The pro forma adjustments made to the pro forma income statements for each period presented reflect historical operating results of the newly acquired properties. Pro forma adjustments have been made to eliminate certain duplicate administrative costs that will be eliminated as a result of the Merger, as well as to reclassify certain items in Storage Trust's amounts in order to conform to Public Storage's presentation.

     The pro forma adjustments are based upon available information and upon certain assumptions as set forth in the notes to the pro forma consolidated financial statements that Public Storage and Storage Trust believe are reasonable in the circumstances. The pro forma consolidated financial statements and accompanying notes should be read in conjunction with the historical financial statements of Public Storage, Storage Trust, and other documents filed by Public Storage and Storage Trust with the Securities and Exchange Commission (such as Form 8-K's which reference property acquisitions) from time to time. The following pro forma consolidated financial statements do not purport to represent what Public Storage's results of operations would actually have been if the transactions had in fact occurred as of January 1, 1997 or to project Public Storage's results of operations for any future date or period.

     As a result of the Merger, Public Storage believes that there will be certain cost efficiencies due to the economies of scale of having a larger number facilities in certain markets after the Merger is consummated. Such cost efficiencies are expected to occur in that areas of telephone directory (yellow page) advertising, property insurance, and payroll cost with respect to supervisory personnel. Public Storage is evaluating the potential cost savings and is not able to quantify the amount of such savings at this time. Accordingly, no pro forma adjustments have been made to the pro forma income statements to reflect cost expected cost savings as note above.

     In addition, no adjustments were made to reflect the merged company's expected reduced borrowing cost with respect to the borrowings on its line of credit. During the year ended December 31, 1997 and the nine months ended september 30, 1998, Public Storage's average interest rate on line of credit borrowings was approximately the London Interbank Offered Rate ("LIBOR") plus 0.40% per annum compared to Storage Trust's average interest interest rates of approximately LIBOR plus 1.45% per annum for the year ended December 31, 1997 and LIBOR plus 1.20% per annum for the nine months ended September 30, 1998.

                              PUBLIC STORAGE, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               September 30, 1998
                                   (Unaudited)
             (Amounts in thousands, except share and per share data)

                                                                                    Pro Forma Merger Adjustments
                                                                                    ----------------------------
                                                       Public         Storage                                     Public Storage
                                                      Storage          Trust         Purchase       Valuation      Post-Merger
                                                    (Historical)   (Historical)      (Note 1)        (Note 1)      (Pro Forma)
                                                    ------------   ------------    ------------    -----------     -------------
                                 ASSETS
Cash and cash equivalents                            $   54,950      $    3,025     $  (12,300)     $        -      $   45,675
Real estate facilities, net of accumulated
   depreciation                                       2,624,277         500,277              -         105,968       3,230,522
Intangible assets, net of accumulated
   amortization                                         205,960           1,437              -          (1,437)        205,960
Investment in real estate entities                      430,171             219        (22,800)              -         407,590
Mortgage notes receivable                                24,856           5,394                                         30,250
Other assets                                             71,619           1,764              -               -          73,383
Purchase cost                                                 -               -        588,860        (588,860)              -
                                                    ------------   ------------    ------------    -----------     -------------
     Total assets                                    $3,411,833      $  512,116     $  553,760      $ (484,329)     $3,993,380
                                                    ============   ============    ============    ===========     =============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Accrued and other liabilities                        $   77,380      $   27,787     $        -      $        -      $  105,167
Notes payable and line of credit                         85,617         183,470        183,470        (183,470)        269,087
Minority interest                                       150,532          23,426         23,426         (23,426)        173,958
Shareholder's equity:
   Preferred stock, $.01 par value, 50,000,000
      shares authorized 11,129,650 issued and
      outstanding                                       868,900               -              -               -         868,900
   Common stock, $.10 par value,  200,000,000 shares
      authorized  115,713,762 issued and outstanding
      (128,709,784 pro forma shares issued
      and outstanding)                                   11,573             161          1,300            (161)         12,873
   Class B Common stock, $0.10 par value,
      7,000,000 shares issued and outstanding               700               -              -               -             700
   Paid-in capital                                    2,172,115         294,740        345,564        (294,740)      2,517,679
   Cumulative net income                                742,918          59,066              -         (59,066)        742,918
   Cumulative distributions paid                       (697,902)        (76,534)             -          76,534        (697,902)
                                                    ------------   ------------    ------------    -----------     -------------
       Total shareholders' equity                     3,098,304         277,433        346,864        (277,433)      3,445,168
                                                    ------------   ------------    ------------    -----------     -------------
   Total liabilities and shareholders' equity        $3,411,833      $  512,116     $  553,760      $ (484,329)     $3,993,380
                                                    ============   ============    ============    ===========     =============

Book value per share of common stock (Note 2)        $    19.26      $    17.26                                     $    20.01
                                                    ============   ============                                    =============
Shares outstanding (Note 2)                         115,713,762      16,075,653                                    128,709,784
                                                    ============   ============                                    =============




                  See attached notes to pro forma balance sheet
                                        3

                              PUBLIC STORAGE, INC.
                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                               September 30, 1998
                                   (Unaudited)




1.   MERGER PRO FORMA ADJUSTMENTS
     -----------------------------

     The Merger will be accounted for using the purchase method of accounting. The total purchase cost will be allocated to the acquired assets and liabilities based upon their respective fair values. Under the Merger Agreement, Storage Trust would become a subsidiary of Public Storage and Public Storage would issue to Storage Trust shareholders 0.86 of a share of Public Storage common stock in exchange for each Storage Trust common share that they own. The purchase cost of the net assets to be acquired pursuant to the Merger will be equal to the fair value of the Public Storage common stock to be issued combined with the direct costs associated with the Merger.

     In determining the fair value of the Public Storage common stock to be issued in the Merger a share price of $26.69 will be utilized in these pro forma financial statements. This fair value was based upon the closing market price of a share of Public Storage common stock on the New York Stock Exchange immediately prior to the announcement of the Merger on November 11, 1998. For the period between the five business days before and the five business days after the announcement of the Merger, Public Storage's closing price on the New York Stock Exchange ranged from $25.88 to $27.88, with an average of $26.75. Direct costs related to the Merger are estimated at approximately $12.3 million, consisting of (i) financial advisory, legal, accounting, and filing fees, cost of environmental assessments and other miscellaneous expenses of approximately $7.8 million,
     (ii) estimated severance payments and retention bonuses in the amount of $2.0 million, and (iii) estimated costs associated with "in the money" Storage Trust stock options of approximately $2.5 million.

     The following reflects the preliminary determination of purchase price, and the allocation of the purchase price to the net assets acquired.

     PURCHASE COST:                                                              (Amounts in thousands)
     -------------
     Fair value of Public Storage common stock issued to shareholders of Storage
        Trust's common stock:
          Outstanding Storage Trust common shares at
               September 30, 1998                                                    16,075,653
          Less shares owned by Public Storage                                          (964,000)
                                                                                  --------------
          Storage Trust common shares subject to conversion                          15,111,653
          Conversion ratio into Public Storage common stock                                0.86
                                                                                  --------------
            Pro forma Public Storage common shares to be
               issued pursuant to the Merger                                         12,996,022
          Fair value of Public Storage common stock                                      $26.69
          Aggregate fair value of Public Storage common stock                      $346,863,827          $ 346,864
                                                                                  ==============

      Estimated direct costs of the Merger......................................................            12,300
      Public Storage's existing investment in Storage Trust of 964,000 shares, at
          Public Storage's historical cost .....................................................            22,800
                                                                                                         ----------
              Total Purchase Cost before the assumption of debt and minority interest...........           381,964
        Assumption of Storage Trust's existing debt.............................................           183,470
        Minority interests of Storage Trust.....................................................            23,426
                                                                                                         ----------
              Total Purchase Cost...............................................................         $ 588,860
                                                                                                         ==========




                              PUBLIC STORAGE, INC.
                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                               September 30, 1998
                                   (Unaudited)


PRELIMINARY ALLOCATION OF PURCHASE COST:                                             (Amounts in thousands)
----------------------------------------                                             ----------------------
Real estate facilities....................................................              $      606,245
Cash and cash equivalents.................................................                       3,025
Investment in real estate entities........................................                         219
Notes receivable..........................................................                       5,394
Other assets..............................................................                       1,764
Accrued and other liabilities.............................................                     (27,787)
                                                                                     ----------------------
    Total allocated purchase cost of net assets acquired..................              $      588,860
                                                                                     ======================


The following pro forma adjustments have been made to reflect the above purchase cost of the Merger and the preliminary allocation of the purchase cost to the net assets acquired as of September 30, 1998:

PURCHASE ADJUSTMENTS                                                                 (Amounts in thousands)
--------------------                                                                 ----------------------


  *  Cash and cash equivalents have been reduced to reflect the cash
     necessary  for the estimated direct costs and expenses of the merger...........      $    (12,300)
                                                                                          =============

  *  Investment  in  real  estate  entities  has  been  reduced  to reclassify  the  historical  book  value  of  Public  Storage's existing investment in shares of Storage Trust stock as purchase
     cost of the Merger ............................................................      $    (22,800)
                                                                                          =============

  *  Unallocated purchase cost has been increased to reflect the
     aggregate purchase cost .......................................................      $    588,860
                                                                                          =============

  *  Notes  payable  and line of  credit  have  been  increased  to reflect the  assumption of Storage  Trust's debt as part of the
     aggregate purchase cost........................................................      $    183,470
                                                                                          =============

  *  Minority interest has been increased to reflect such interest as a
     part of the aggregate purchase cost............................................      $     23,426
                                                                                          =============

  *  Common  stock has been  increased  to reflect the  issuance of
     12,996,022  shares of Public  Storage  common  stock with a par
     value of $0.10 per share.......................................................      $      1,300
                                                                                          =============

  *  Paid-in Capital has been increased to reflect the issuance of common stock (total fair value of $346,863,827 less par value of
     $1,300,000)....................................................................      $    345,564
                                                                                          =============

VALUATION ADJUSTMENTS:                                                             (Amounts in thousands)
----------------------                                                             ----------------------

  *  Real estate  facilities has been increased to reflect the fair value of the  real  estate  facilities  to be  acquired  in the
     Merger (purchase price allocation of $606,245,000  less Storage
     Trust's historical net book value of $500,277,000).............................      $   105,968
                                                                                          =============
  *  Intangible assets have been reduced to reflect no allocated purchase
     cost associated with Storage Trust's historical unamortized loan costs.........      $    (1,437)
                                                                                          =============
  *  Unallocated purchase cost has been decreased to reflect the
     allocation of the aggregate purchase cost......................................      $  (588,860)
                                                                                          =============
  *  A pro forma adjustment has been made to eliminate Storage Trust's
     notes payable and borrowings on its line of credit ............................      $  (183,470)
                                                                                          =============
  *  A pro forma adjustment has been made to eliminate Storage Trust's
     minority interest (based on historical carrying value) ........................      $   (23,426)
                                                                                          =============
  *  Storage  Trust's  historical  equity  has been  eliminated  as follows:
        Common stock................................................................      $      (161)
        Paid-in-capital.............................................................         (294,740)
        Cumulative net income.......................................................          (59,066)
        Cumulative distributions....................................................           76,534
                                                                                          -------------
                                                                                          $  (277,433)
                                                                                          =============


2.    BOOK VALUE PER SHARE OF COMMON STOCK
      ------------------------------------

     Book value per common share has been determined by dividing total shareholders' equity less the book value of the Preferred Stock and Class B Common Stock by the outstanding common shares. The following summarizes the pro forma common shares outstanding:

                                                                                            Common shares
                                                                                             outstanding
                                                                                             ------------
     *  Public Storage's historical common shares outstanding at September
        30, 1998 ...................................................................         115,713,762

     *  Pro forma Public Storage common shares to be issued to shareholders
        of Storage Trust (see Note 1 above).........................................          12,996,022
                                                                                             ------------

           Pro Forma Public Storage common shares outstanding.......................         128,709,784
                                                                                             ============



                              PUBLIC STORAGE, INC.
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      For the Year Ended December 31, 1997
                                   (Unaudited)
                  (Amounts in thousands, except per share data)


                                                                                                 Storage Trust
                                                                          ----------------------------------------------------------
                                                                                                                           Storage
                                                                Public       Storage      Acquisitions       Other          Trust
                                                               Storage        Trust       of Properties  Transactions    Pre-Merger
                                                             (Historical)  (Historical)     (Note 1)       (Note 2)      (Pro forma)
                                                             ------------  ------------     --------       --------      -----------

        REVENUES:
           Rental income:
             Self-storage facilities                          $  385,540    $   57,859    $   16,652      $        -     $   74,511
             Commercial properties                                40,575             -             -               -              -
             Portable self-storage                                 7,893             -             -               -              -
           Equity in earnings of real estate entities             17,569            93             -               -             93
           Facility management fees                               10,141           236           (11)              -            225
           Interest and other income                               9,126         1,518           479             (40)         1,957
                                                             ------------  ------------     --------       --------      -----------
                                                                 470,844        59,706        17,120             (40)        76,786
                                                             ------------  ------------     --------       --------      -----------
        EXPENSES:
           Cost of operations:
             Self-storage facilities                             117,963        17,236         6,699               -         23,935
             Commercial properties                                16,665             -             -               -              -
             Portable self-storage                                39,558             -             -               -              -
           Facility Management                                     1,793             -             -               -              -
           Depreciation and amortization                          91,356        10,002         3,678               -         13,680
           General and administrative                              6,384         3,152             -               -          3,152
           Interest expense                                        6,792         7,646         9,637          (4,568)        12,715
                                                             ------------  ------------     --------       --------      -----------
                                                                 280,511        38,036        20,014          (4,568)        53,482
                                                             ------------  ------------     --------       --------      -----------
           Income before minority interest in income             190,333        21,670        (2,894)          4,528         23,304
           Minority interest in income (Notes 3 and 6)           (11,684)       (1,293)            -            (317)        (1,610)
                                                             ------------  ------------     --------       --------      -----------

           Net income (loss)                                    $178,649       $20,377       $(2,894)         $4,211        $21,694
                                                             ============  ============     =========      =========     ===========

           PER SHARE OF COMMON STOCK (NOTES 4 AND 7)
           Net income, Basic                                  $     0.92    $     1.52                                   $     1.35
                                                             ============  ============                                  ===========
           Net income, Diluted                                $     0.91    $     1.51                                   $     1.34
                                                             ============  ============                                  ===========
           Basic Weighted average shares                          98,446        13,378                                       16,049
                                                             ============  ============                                  ===========
           Diluted Weighted average shares                        98,961        14,373                                       17,374
                                                             ============  ============                                  ===========

                              PUBLIC STORAGE, INC.
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      For the Year Ended December 31, 1997
                                   (Unaudited)
                  (Amounts in thousands, except per share data)




                                                              Pro Forma         Public
                                                                Merger         Storage
                                                             Adjustments     Post-Merger
                                                               (Note 5)      (Pro forma)
                                                               --------      -----------

        REVENUES:
           Rental income:
             Self-storage facilities                           $      -      $  460,051
             Commercial properties                                    -          40,575
             Portable self-storage                                    -           7,893
           Equity in earnings of real estate entities                 -          17,662
           Facility management fees                                   -          10,366
           Interest and other income                             (1,120)          9,963
                                                               --------      -----------
                                                                 (1,120)        546,510
                                                               --------      -----------
        EXPENSES:
           Cost of operations:
             Self-storage facilities                               (451)        141,447
             Commercial properties                                    -          16,665
             Portable self-storage                                    -          39,558
           Facility Management                                       40           1,833
           Depreciation and amortization                          6,345         111,381
           General and administrative                            (2,293)          7,243
           Interest expense                                           -          19,507
                                                               --------      -----------
                                                                  3,641         337,634
                                                               --------      -----------
           Income before minority interest in income             (4,761)        208,876
           Minority interest in income (Notes 3 and 6)              620         (12,674)
                                                               --------      -----------

           Net income (loss)                                    $(4,141)       $196,202
                                                               =========     ===========

           PER SHARE OF COMMON STOCK (NOTES 4 AND 7)
           Net income, Basic                                                 $     0.97
                                                                             ===========
           Net income, Diluted                                               $     0.96
                                                                             ===========
           Basic Weighted average shares                                        111,419
                                                                             ===========
           Diluted Weighted average shares                                      112,957
                                                                             ===========

      See Accompanying Notes to Pro-Forma Consolidated Statements of Income
                                        8

                              PUBLIC STORAGE, INC.
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                  For the Nine Months Ended September 30, 1998
                                   (Unaudited)
                  (Amounts in thousands, except per share data)


                                                                                                 Storage Trust
                                                                                                                           Storage
                                                                Public       Storage      Acquisitions       Other          Trust
                                                               Storage        Trust       of Properties  Transactions    Pre-Merger
                                                             (Historical)  (Historical)     (Note 1)       (Note 2)      (Pro forma)
                                                             ------------  ------------     --------       --------      -----------
        Revenues:
           Rental income:
             Self-storage facilities                          $  360,950    $   56,561    $    2,608      $        -     $   59,169
             Commercial properties                                21,229             -             -               -              -
             Portable self-storage                                18,069             -             -               -              -
           Equity in earnings of real estate entities             16,598            65             -               -             65
           Facility management fees                                4,805           159            (8)              -            151
           Interest and other income                              11,925         1,750            12               -          1,762
                                                             ------------      --------     --------         --------       --------
                                                                 433,576        58,535         2,612               -         61,147
                                                             ------------      --------     --------         --------       --------
        Expenses:
           Cost of operations:
             Self-storage facilities                             108,593        18,051           864               -         18,915
             Commercial properties                                 7,187             -             -               -              -
             Portable self-storage                                43,226             -             -               -
           Facility management                                       780             -             -               -              -
           Depreciation and amortization                          79,628         9,985           514               -         10,499
           General and administrative                              7,246         3,306             -               -          3,306
           Interest expense                                        2,926         8,530         1,300            (325)         9,505
           Hedging loss                                                -         5,464             -               -          5,464
                                                             ------------      --------     --------         --------       --------
                                                                 249,586        45,336         2,678            (325)        47,689
                                                             ------------      --------     --------         --------       --------
           Income before minority interest in income             183,990        13,199           (66)            325         13,458
           Minority interest in income (Notes 3 and 6)           (16,141)         (893)            -              29           (864)
                                                             ------------      --------     --------         --------       --------

           Net income (loss)                                    $167,849       $12,306          $(66)           $354        $12,594
                                                             ============      ========     =========        ========       ========

           Per share of Common Stock (Notes 4 and 7)
           Net income, Basic                                  $     0.96    $     0.78                                   $     0.78
                                                             ============      ========                                     ========
           Net income, Diluted                                $     0.95    $     0.77                                   $     0.78
                                                             ============      ========                                     ========
           Basic  Weighted average shares                        113,311        15,816                                       16,070
                                                             ============      ========                                     ========
           Diluted Weighted average shares                       113,762        17,027                                       17,352
                                                             ============      ========                                     ========


                              PUBLIC STORAGE, INC.
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                  For the Nine Months Ended September 30, 1998
                                   (Unaudited)
                  (Amounts in thousands, except per share data)



                                                              Pro Forma         Public
                                                                Merger         Storage
                                                             Adjustments     Post-Merger
                                                              (Note 5)        (Pro forma)
                                                              --------        -----------
        Revenues:
           Rental income:
             Self-storage facilities                                  -      $  420,119
             Commercial properties                                    -          21,229
             Portable self-storage                                    -          18,069
           Equity in earnings of real estate entities              (782)         15,881
           Facility management fees                                   -           4,956
           Interest and other income                             (1,055)         12,632
                                                                --------     ----------
                                                                 (1,837)        492,886
                                                                --------     ----------
        Expenses:
           Cost of operations:
             Self-storage facilities                               (338)        127,170
             Commercial properties                                    -           7,187
             Portable self-storage                                    -          43,226
           Facility management                                       25             805
           Depreciation and amortization                          4,312          94,439
           General and administrative                            (2,589)          7,963
           Interest expense                                           -          12,431
           Hedging loss                                               -           5,464
                                                                --------     ----------
                                                                  1,410         298,685
                                                                --------     ----------
           Income before minority interest in income             (3,247)        194,201
           Minority interest in income (Notes 3 and 6)              (82)        (17,087)
                                                                --------     ----------

           Net income (loss)                                    $(3,329)       $177,114
                                                                ========     ==========

           Per share of Common Stock (Notes 4 and 7)
           Net income, Basic                                                 $     0.93
                                                                             ==========
           Net income, Diluted                                               $     0.93
                                                                             ==========
           Basic  Weighted average shares                                       126,302
                                                                             ==========
           Diluted Weighted average shares                                      127,767
                                                                             ==========


     See Accompanying Notes to Pro-Forma Consolidated Statements of Income.

                               PUBLIC STORAGE INC.
              NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                For the year ended December 31, 1997 and the nine
                        months ended September 30, 1998
                                   (Unaudited)


1.   ACQUISITION OF PROPERTIES BY STORAGE TRUST
     ------------------------------------------

     Since January 1, 1997, Storage Trust has acquired and exchanged real estate facilities which have had a material impact upon its operations. These transactions are as follows:

     * During 1997, Storage Trust acquired a total of 38 facilities for a total acquisition cost of $105.6 million. The acquisition cost consisted of $81.9 million in cash and the exchange of 16 facilities having a value of approximately $23.7 million. The 38 facilities acquired are herein referred to as the "1997 Acquisitions" and the 16 facilities exchanged are herein referred to as the "1997 Exchanged Properties."

     * During the period from January 1, 1998 through September 30, 1998, Storage Trust acquired a total of 34 self-storage facilities and completed the expansion of one existing facility at a cost of $106.1 million, composed of cash (or assumption of debt which was immediately paid off) of $96.1 million, the conversion of a note receivable in the amount of $1.6 million relative to the seller of one of the facilities acquired, and the issuance of 329,583 OP units valued at $8.4 million. These 34 self-storage facilities are herein referred to as the "1998 Acquisitions."

     The following pro forma adjustments have been made to the pro forma consolidated statements of income for the year ended December 31, 1997 and the nine months ended September 30, 1998 to reflect the above as if the transactions were completed as of January 1, 1997:

                                                                                                  Nine Months
                                                                             Year Ended              Ended
                                                                            December 31,          September 30,
                                                                                1997                  1998
                                                                            ------------------------------------
                                                                                   (Amounts in thousands)
a)    Rental income has been increased to reflect:
      *  The pro forma rental income for the above mentioned
         property acquisitions for the entire period:
               The 1997 Acquisitions................................         $ 15,360              $     -
               The 1998 Acquisitions................................           12,003                10,099

      *  Less the historical rental income for the property  acquisitions which are already included in Storage Trust's historical amounts:
               The 1997 Acquisitions................................           (8,975)                   -
               The 1998 Acquisitions................................                -                (7,491)

      *  Less the historical rental income for the 1997 Exchanged
         Properties.................................................           (1,736)                    -
                                                                            ---------------    -----------------
              Total incremental pro forma rental income.............          $16,652               $ 2,608
                                                                            ===============    =================



                               PUBLIC STORAGE INC.
              NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                For the year ended December 31, 1997 and the nine
                        months ended September 30, 1998
                                   (Unaudited)

                                                                                                       Nine Months
                                                                                  Year Ended              Ended
                                                                                 December 31,          September 30,
                                                                                     1997                  1998
                                                                                 ------------------------------------
                                                                                        (Amounts in thousands)
b)   Facility  management  fee  income  has  been  decreased  to  eliminate  the historical  management  fee income earned on a property which Storage Trust previously  managed for a fee and as a result of an  acquisition  no longer
     earns management fees relative to this property..............................  $       (11)          $     (8)
                                                                                    ============          ==========

c)    Interest and other income has been adjusted as follows:
      *  To reflect incremental pro forma sales of locks, boxes, packing supplies, and other miscellaneous income with
         respect to the facilities acquired.......................................  $       537           $     71


      *  To eliminate  the  historical  interest  income with respect to a note receivable on one of the acquired  facilities;  this note was converted
         in connection with the acquisition and interest is no longer collected...          (58)               (59)
                                                                                    ------------          ----------
             Total incremental pro forma interest and other  income                 $       479           $     12
                                                                                    ============          ==========


d)    Cost of operations has been increased to reflect:
      *  The pro forma cost of operations for the property
         acquisitions for the entire period presented:
               The 1997 Acquisitions..............................................  $     5,428           $      -
               The 1998 Acquisitions..............................................        4,408              2,964


      *  Less the historical  cost of operations for the property  acquisitions which is already included in Storage Trust's historical amounts:
               The 1997 Acquisitions..............................................      (2,789)                 -
               The 1998 Acquisitions..............................................           -             (2,160)

      *  Less the historical cost of operations for the 1997
         Exchanged Properties.....................................................        (548)                 -

      *  Additional incremental costs to manage facilities not
         included in the net impact of the adjustments noted herein.                       200                 60
                                                                                    ------------          ----------
          Total incremental pro forma cost of operations..........................  $    6,699                864
                                                                                    ============          ==========

                                    11

                               PUBLIC STORAGE INC.
              NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                For the year ended December 31, 1997 and the nine
                        months ended September 30, 1998
                                   (Unaudited)

                                                                                                       Nine Months
                                                                                  Year Ended              Ended
                                                                                 December 31,          September 30,
                                                                                     1997                  1998
                                                                                 ------------------------------------
                                                                                        (Amounts in thousands)
e)    Depreciation expense has been increased as follows:
      *  The pro forma depreciation for the above mentioned
         property acquisitions for the entire period presented:
               The 1997 Acquisitions................................                $     2,706           $       -
               The 1998 Acquisitions................................                      2,718               2,038


      *  Less the historical depreciation for the property acquisitions which is already included in the Storage Trust's historical amounts:
               The 1997 Acquisitions................................                     (1,624)                  -
               The 1998 Acquisitions................................                          -              (1,524)

      *  Less the historical depreciation for the 1997 Exchanged
         Properties.................................................                       (122)                  -
                                                                                    ------------          ----------
                    Total incremental pro forma depreciation expense                 $    3,678            $    514
                                                                                    ============          ==========


f)    Interest expense has been increased as follows:
      *  To reflect the incremental interest expense which would have been incurred for the period prior to the actual acquisition date, as a result of assumed  borrowings on Storage Trust's line of credit to fund the cash portion of the acquisition cost, at an interest rate of 7.25%:
             The 1997 Acquisitions........................................           $    2,675            $     -
             The 1998 Acquisitions........................................                6,962               1,300
                                                                                    ------------          ----------
                    Total incremental pro forma interest expense                     $    9,637            $  1,300
                                                                                    ============          ==========


                               PUBLIC STORAGE INC.
              NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                For the year ended December 31, 1997 and the nine
                        months ended September 30, 1998
                                   (Unaudited)




2.   OTHER STORAGE TRUST TRANSACTIONS IN 1997 AND 1998
     -------------------------------------------------

     During  1997  and  1998,   Storage  Trust  completed  several   significant
     transactions as follows:

     * In the fourth quarter of 1996, Storage Trust received commitments from various institutional investors for the private placement of $100 million of unsecured, long-term, fixed-rate senior notes (the "Senior Notes"). In January 1997 a total of $75 million of the Senior Notes was funded and the remaining $25 million was funded in April 1997. The net proceeds were utilized to fund the cash portion of the acquisition cost of real estate facilities or to repay borrowings incurred to acquire real estate facilities.

     * In October and November 1997, Storage Trust completed direct sales of common stock. In these offerings, a total of 2,530,000 shares of common stock were sold, raising net proceeds of approximately $59.7 million. The net proceeds were utilized to fund the cash portion of the acquisition cost of real estate facilities or to repay borrowings incurred to acquire real estate facilities.

     * In April 1998, Storage Trust completed a direct sale of common stock. In this offering, 613,811 shares of common stock were sold, raising net proceeds of approximately $14.2 million. The net proceeds were utilized to fund the cash portion of the acquisition cost of real estate facilities or to repay borrowings incurred to acquire real estate facilities.

     The following pro forma adjustments have been made to reflect these transactions as if they had occurred on January 1, 1997:

                                                                                                       Nine Months
                                                                                     Year Ended           Ended
                                                                                    December 31,       September 30,
                                                                                        1997              1998
                                                                                ------------------------------------
                                                                                           (Amounts in thousands)

 a)      Interest and other income has been reduced to eliminate the  historical interest  income  earned on uninvested  proceeds  from Storage  Trust's
         January 22, 1997 funding of senior notes, as such  uninvested  proceeds were ultimately utilized to fund in part the cash portion of the 1997
         Acquisitions................................................              $        (40)       $        -
                                                                                   ==============      ===========



                               PUBLIC STORAGE INC.
              NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                For the year ended December 31, 1997 and the nine
                        months ended September 30, 1998
                                   (Unaudited)

                                                                                                       Nine Months
                                                                                     Year Ended           Ended
                                                                                    December 31,       September 30,
                                                                                        1997              1998
                                                                                ------------------------------------
                                                                                           (Amounts in thousands)

b)    Interest expense has been adjusted as follows:
      *  Additional interest expense which would have been incurred on the Senior  Notes if they were  issued on January 1, 1997 (Full year interest  expense  of  $7,576,000  which  is  based  upon  $100,000,000 borrowings  multiplied  by the  respective  coupon  rates on the Senior
         Notes, less $6,692,000 included in the historical amounts) ............    $      884         $       -

      *  Less:  reduction of interest expense relative to the assumed payoff of the line of credit with the proceeds  from the Senior  Notes  ($884,000 above  divided by the  average  interest  rate on the  senior  notes of approximately  7.58%,  then multiplied by the interest rate on the line
         of credit of 7.25%)....................................................          (845)                -


      *  Interest expense was reduced to reflect the assumed paydown of assumed borrowings  on Storage  Trust's  line of credit as a result of proceeds from the  issuance of  2,530,000  shares of common stock in October and
         November  1997  ($51,896,000  at 7.25% for 294 days and  $7,784,000  at
         7.25% for 323 days for the year ended December 31, 1997) ..............        (3,578)                -

      *  Interest expense was reduced to reflect the assumed paydown of assumed borrowings  on Storage  Trust's  line of credit as a result of proceeds from the  issuance  of  613,811  shares of common  stock in April  1998
         ($14,167,000  at  7.25%  during  the  year  ended  December  31,  1997;
         $14,167,000 at 7.25% for 114 days during the nine months ended
         September 30, 1998)....................................................        (1,029)             (325)
                                                                                   --------------      -----------

                    Total net reduction to interest expense                          $  (4,568)         $   (325)
                                                                                   ==============      ===========

c)    Minority interest was adjusted to reflect the Minority Interests' in the
      above noted transactions and the issuance of 329,583 OP Units                  $    (317)         $     29
                                                                                   ==============      ===========



3.   MINORITY INTEREST COMPUTATIONS FOR STORAGE TRUST PRE-MERGER PRO FORMA
     ----------------------------------------------------------------------

     Minority interest in income for Storage Trust primarily reflects the ownership interests of the limited partners of a controlled operating partnership of Storage Trust. These ownership interests are represented by OP Units, and are exchangeable on a one-for-one basis with Storage Trust's common stock subject to certain limitations. Minority interest in income with respect to the controlled operating partnership of Storage Trust is based upon the ratio of weighted average OP Units to the total of weighted average common shares and weighted average OP Units, which is then multiplied by the operating income prior to the operating partnership minority interest.

                               PUBLIC STORAGE INC.
              NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                For the year ended December 31, 1997 and the nine
                        months ended September 30, 1998
                                   (Unaudited)



4. NET INCOME PER COMMON SHARE (STORAGE TRUST PRE-MERGER PRO FORMA) HAS BEEN COMPUTED AS FOLLOWS:
      ----------------------------------------------------------------

     The following table sets forth Storage Trusts's Pre-Merger Pro Forma earnings per share ("EPS"):

                                                                                                             Nine Months
                                                                                     Year Ended                 Ended
                                                                                    December 31,             September 30,
                                                                                        1997                     1998
                                                                                ------------------------------------------
                                                                                       (Amounts in thousand, except
                                                                                            per share data)

     HISTORICAL STORAGE TRUST EPS:

     Historical net income, for basic EPS...................................            $     20,377      $     12,306
     Add Back: Income allocated to minority interest OP Units...............                   1,291               885
                                                                                       ----------------- ----------------
               HISTORICAL NET INCOME FOR DILUTED EPS........................            $     21,668      $     13,191
                                                                                       ================= ================

     Historical weighted average shares, for basic EPS .....................                  13,378            15,816
     Add:  Impact of stock options..........................................                     135               103
     Add:  OP Units.........................................................                     860             1,108
                                                                                       ----------------- ----------------
               WEIGHTED AVERAGE SHARES FOR DILUTED  EPS.....................                  14,373            17,027
                                                                                       ================= ================

     Historical basic EPS...................................................                   $1.52             $0.78
     Historical diluted EPS.................................................                   $1.51             $0.77

     PRO FORMA PRE-MERGER STORAGE TRUST EPS:

     Pro forma net income...................................................            $     21,694      $     12,594
     Add Back: income allocated to minority interest OP Units...............                   1,608               856
                                                                                       ----------------- ----------------
               HISTORICAL NET INCOME FOR DILUTED EPS........................            $     23,302      $     13,450
                                                                                       ================= ================

     Historical weighted average shares, for basic EPS per above............                  13,378            15,816
     Issuance of common shares in October and November 1997 (2,530,000 shares less 472,849 included in the historical amounts for the
         year ended December 31, 1997)......................................                   2,057                 -
     Issuance of 613,811 shares in April, 1998 (613,811 shares for the year ended  December 31, 1997;  613,811  shares  issued less 359,743 shares included in the historical amounts for the nine months ended
         September 30, 1998)................................................                     614               254
                                                                                       ----------------- ----------------
               WEIGHTED AVERAGE SHARES FOR BASIC EPS (PRO-FORMA PRE MERGER
               STORAGE TRUST) ..............................................                  16,049            16,070

     Add:  Impact of stock options..........................................                     135               103
     Add:  OP Units, historical per above...................................                     860             1,108
     Add: Impact of 329,583 OP Units issued in January, March, and August
         1998 (329,583 OP Units for the year ended December 31, 1997;
         329,583 OP Units less 258,417 OP Units included in the historical
         amounts for the nine months ended September 30, 1998)..............                     330                71
                                                                                       ----------------- ----------------
               WEIGHTED AVERAGE SHARES FOR DILUTED EPS .....................                  17,374            17,352
                                                                                       ================= ================

     Pro forma pre merger Storage Trust basic EPS...........................                   $1.35             $0.78
     Pro forma pre merger Storage Trust diluted EPS.........................                   $1.34             $0.78

                               PUBLIC STORAGE INC.
              NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                For the year ended December 31, 1997 and the nine
                        months ended September 30, 1998
                                   (Unaudited)



5.   PRO-FORMA MERGER ADJUSTMENTS
     ----------------------------
     Following are the significant components of the Merger as they are reflected in the pro forma financial statements of income:

     * Prior to the Merger, in several open-market and private transactions which occurred between April and August 1998, Public Storage acquired a total of 964,000 common shares of Storage Trust for a total acquisition cost of approximately $22.8 million. A pro forma adjustment has been made to eliminate Public Storage's historical equity in earnings with respect to this investment.

     * Storage Trust's existing common shares not held by Public Storage (16,075,653 shares at September 30, 1998, less the 964,000 shares currently held by Public Storage) will be exchanged for Public Storage common stock at a ratio of 0.86 per Storage Trust share. A total of 12,996,022 shares of Public Storage stock will be issued to common shareholders.

     * Storage Trust's existing OP Units are, according to the related partnership agreement, exchangeable into common shares of Storage
          Trust on a one-for-one basis or redeemed in cash at the Company's option. After the Merger, the OP Units will be exchangeable into Public Storage common stock at a ratio of 0.86 per OP Unit, subject to the same conditions as the original agreement.

     * Direct costs related to the Merger are estimated at approximately $12.3 million consisting of i) financial advisory, legal, accounting, and filing fees, costs of environmental assessments and other miscellaneous expenses of approximately $7.8 million, ii) estimated severance payments and retention bonuses in the amount of $2.0 million, iii) estimated costs associated with "in the money" Storage Trust stock options of approximately $2.5 million.

     The following pro forma adjustments have been recorded to reflect the impact of the related Merger transactions described above:

                                                                                                       Nine Months
                                                                                      Year Ended          Ended
                                                                                     December 31,      September 30,
                                                                                         1997              1998
                                                                                ------------------   -----------------
                                                                                        (Amounts in thousands)
a)    A pro forma adjustment has been recorded to eliminate historical earnings recognized by Public Storage with respect to its investment in
      Storage Trust ............................................................ $           -              (782)
                                                                                ==================   =================

b)    A pro forma adjustment has been made to interest and other income to:

      *  Reduce  interest and other income to  reclassify  cost of  merchandise sold associated with Storage Trust's product and merchandising sales to conform to Public Storage's financial presentation
         (offset to adjustment 5 c) below)...................................... $       (505)              (594)

      *  Reduce interest income to reflect the use of available cash for
         the $12,300,000 direct cash costs of the merger .......................         (615)              (461)
                                                                                ------------------   -----------------
                                                                                 $     (1,120)            (1,055)
                                                                                ==================   =================



                               PUBLIC STORAGE INC.
              NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                For the year ended December 31, 1997 and the nine
                        months ended September 30, 1998
                                   (Unaudited)

                                                                                                       Nine Months
                                                                                      Year Ended          Ended
                                                                                     December 31,      September 30,
                                                                                         1997              1998
                                                                                ------------------   -----------------
                                                                                        (Amounts in thousands)

c) Pro forma adjustments have been made to cost of operations - self storage facilities to reflect:

     *   The  reclassification  of cost of merchandise sold relative to Storage
         Trusts's product and merchandising sales to conform to
         Public Storage's presentation (offset to adjustment 5 b)  above)....        $        (505)    $      (594)

     *   The  reclassification  of facility  management  costs  associated with
         Storage Trust's facility management revenue to conform to Public
         Storage's financial presentation (offset to adjustment 5 d) below)..                  (40)            (25)

     *   The reclassification of supervisory property management expenses which are included in Storage Trust's general and  administrative  expense to conform to Public  Storage  financial  presentation  of including  such expenses in cost of operations (offset to adjustment
         5 f) below).........................................................                   94              281
                                                                                ------------------   -----------------
                                                                                     $        (451)    $       (338)
                                                                                ==================   =================

d)   A pro forma adjustment has been made to increase cost of operations -
     property management to reclassify facility management costs associated with Storage Trust's facility management revenue to conform to Public
     Storage's financial presentation (offset to adjustment 5 c) above).....         $          40     $         25
                                                                                ==================   =================

e)   A pro forma adjustment has been made to depreciation expense to:

     *   Eliminate Storage Trust's pre-Merger Pro Forma depreciation
         expense............................................................         $    (13,055)     $    (10,238)


     *   Record depreciation expense based upon the purchase price
         allocated to real estate facilities................................               19,400            14,550
                                                                                ------------------   -----------------
                                                                                     $      6,345      $      4,312
                                                                                ==================   =================


                               PUBLIC STORAGE INC.
              NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                For the year ended December 31, 1997 and the nine
                        months ended September 30, 1998
                                   (Unaudited)


                                                                                                       Nine Months
                                                                                      Year Ended          Ended
                                                                                     December 31,      September 30,
                                                                                         1997              1998
                                                                                ------------------   -----------------
                                                                                        (Amounts in thousands)

f)   Pro  forma   adjustments   have  been   recorded  to  reduce   general  and
     administrative  expenses for expenses  that will no longer be incurred as a result of the Merger, and other items, as follows:

     *   Reduction in payroll and related employee expenses for overlapping
         job duties which will be eliminated as a result of the Merger.......          $   (1,611)      $  (1,582)

     *   Elimination of Storage Trust's strategic evaluation costs...........                   -            (212)

     *   Storage Trust's historical costs associated with being a public entity that will no longer be incurred  as a result of the  Merger,  including accounting fees, costs of printing annual reports, stock
         exchange fees, and costs associated with the Board of Trustees......                (588)           (514)

     *   The  reclassification  of certain  expenses  which were  classified by
         Storage Trust as General and Administrative  Expense,  but which Public
         Storage classifies as cost of operations (offset to
         adjustment 5 c) above) .............................................                 (94)           (281)
                                                                                ------------------   -----------------
                                                                                       $   (2,293)      $  (2,589)
                                                                                ==================   =================

g)   A pro forma adjustment has been made to minority interest in income to
     adjust minority interest in income to the amounts described in Note 6...          $      620       $     (82)
                                                                                ==================   =================

                               PUBLIC STORAGE INC.
              NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                For the year ended December 31, 1997 and the nine
                        months ended September 30, 1998
                                   (Unaudited)



6.   PRO FORMA MINORITY INTEREST IN INCOME
     -------------------------------------

     Historical minority interest in income for Public Storage reflects the minority interests' share of the operating results of the Public Storage relative to consolidated operations of certain entities that are consolidated with Public Storage.

     Pro forma minority interest in income reflects Public Storage's historical minority interest, plus the share of consolidated net income allocable to the OP Unitholders. The former OP Unitholders of Storage Trust will have the right, subject to the same limitations as included in the original related Storage Trust partnership agreement, to convert their units into
     0.86 shares of Public Storage common stock.

     As a result, similar to the accounting used by Storage Trust for the OP units, the OP units will be allocated income on the same adjusted per share basis as the common shareholders. The computation of Pro Forma minority interest in income is set forth as follows:


                                                                                                       Nine Months
                                                                                      Year Ended          Ended
                                                                                     December 31,      September 30,
                                                                                         1997              1998
                                                                                ------------------   -----------------
                                                                                        (Amounts in thousands)

Public Storage's historical minority interest in income.................           $    (11,684)           $(16,141)
Minority interest with respect to OP Units (1) .........................                   (990)               (946)
                                                                                ------------------   -----------------
Total pro forma consolidated minority interest in income................           $    (12,674)       $    (17,087)
                                                                                ==================   =================


(1)    Minority interest with respect to OP Units:
       Pro forma net income, before minority interest...................                $208,876           $194,201
       Less: Public Storage's historical minority interest..............                 (11,684)           (16,141)
       Less: net income allocated to Public Storage's preferred
       shareholders.....................................................                 (88,393)           (59,322)
                                                                                ------------------   -----------------
         Pro forma net income allocable to OP Units and Common Shares...                 108,799            118,738

Multiplied by: Percentage  allocated to minority interest,  based upon weighted average OP units outstanding  (which is adjusted for the merger exchange ratio of 0.86) of 1,023,485 and 1,014,226 for the year ended December 31, 1997 and the nine months ended  September
       30, 1998,  divided by total weighted average OP units outstanding plus pro forma  weighted  average  common shares  outstanding  of
       112,442,244  and 127,316,281 for the year ended December 31, 1997 and the nine months ended September 30, 1998,
       respectively......................................................                0.9102%             0.7966%
                                                                                ------------------   -----------------

Minority interest with respect to OP Units...............................                 $(990)              $(946)
                                                                                ==================   =================


                               PUBLIC STORAGE INC.
              NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                For the year ended December 31, 1997 and the nine
                        months ended September 30, 1998
                                   (Unaudited)



7.   POST-MERGER PRO FORMA EPS HAS BEEN COMPUTED AS FOLLOWS:
     --------------------------------------------------------

                                                                                                       Nine Months
                                                                                      Year Ended          Ended
                                                                                     December 31,      September 30,
                                                                                         1997              1998
                                                                                ------------------   -----------------
                                                                                        (Amounts in thousands)

Post-Merger pro forma net income.............................................   $       196,202    $       177,114
Less: Income Allocated to Preferred Shareholders (Public Storage
     Preferred Stock)........................................................           (88,393)           (59,322)
                                                                                ------------------   -----------------
     NET INCOME ALLOCABLE TO COMMON SHAREHOLDERS FOR BASIC EPS...............   $       107,809     $      117,792
Add: Minority interest with respect to OP Units per Note 6. above............               990                946
                                                                                ------------------   -----------------
     NET INCOME ALLOCABLE TO COMMON SHARES AND OP UNITS FOR DILUTED EPS......          $108,799           $118,738
                                                                                ==================   =================

Post-Merger pro forma weighted average common shares, for Basic EPS..........
(1)..........................................................................           111,419            126,302

Post-Merger pro forma weighted average common shares for Diluted EPS
(1) .........................................................................           112,957            127,767

     Basic EPS - Post merger pro forma.......................................             $0.97              $0.93
     Diluted EPS - Post merger pro forma.....................................             $0.96              $0.93

-------------------------------------------------------------------------------------------------------------------------
(1)
Public Storage's weighted average shares, for basic purposes.................            98,446            113,311

Pro Forma Pre-Merger Storage Trust weighted average shares per Note 4,
      for basic EPS..........................................................            16,049             16,070

Adjustment to reflect  exchange ratio (0.86 times  Pre-Merger pro forma weighted average shares above, less pre-merger pro forma
      weighted average shares above) ........................................            (2,247)            (2,250)

Less: Storage Trust Shares already owned by Public Storage (964,000
      shares times 0.86 exchange ratio) .....................................              (829)              (829)
                                                                                ------------------   -----------------

     POST-MERGER PRO FORMA  WEIGHTED AVERAGE SHARES, FOR BASIC EPS...........           111,419            126,302

Add: Impact of Public Storage Stock Options..................................               515                451
Add: Impact of OP Units which are convertible into common stock of
      Public Storage at the ratio of 0.86 shares of common stock per unit  (1,190,099 and 1,179,333, respectively, for the year ended
      December 31, 1997 and the nine months ended September 30, 1998,
      multiplied by the exchange ratio of 0.86)..............................             1,023              1,014
                                                                                ------------------   -----------------
     POST-MERGER PRO FORMA WEIGHTED AVERAGE SHARE, FOR DILUTED EPS...........           112,957            127,767
                                                                                ==================   =================

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                             DATED: December 7, 1998

                                    PUBLIC STORAGE, INC.


                                    BY:   /s/ John Reyes
                                          -------------------------
                                          John Reyes
                                          Senior Vice President and
                                            Chief Financial Officer
                                            (Principal financial officer)




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